EXHIBIT 99.1

Following Pilot Results Ohio Hospital Network Expands OMNIQ AI To Additional Campuses

OMNIQ Expands AI Machine Vision Access Control Integration Across Major Hospital Network, Based in Ohio

SALT LAKE CITY, Feb. 17, 2026 (GLOBE NEWSWIRE) -- OMNIQ CORP. (OTCMKTS: OMQS) (“OMNIQ” or “the Company”), a leading provider of AI-based computer vision solutions, announced the continued expansion of its AI parking and access control platform across the Ohio-based Hospital Network, following successful operations at the Main Campus and Fairview Campus.

The deployment centers on an integration between the Company’s permitting and access control system, PERCS, and the hospital’s local parking control system provided by WPS, enabling unified management of parking access for employees and non-employees across campus facilities. The platform processes an average of approximately 1,500 files per day, reflecting the scale of daily credential activity required to keep access consistent across locations. User profiles and badge records are imported from the hospital's Human Resources and campus employee badging systems to keep permit decisions tied to authorized identity.

OMNIQ supports vehicle access for a large campus network by tying permit issuance and garage access to verified identity and vehicle identification. Parking agents confirm badge authorization, assign an access package based on approved locations, and the system creates or updates the access control record using the badge identification number. In parallel, OMNIQ machine vision sensors capture vehicle identifiers at entry and exit points to help validate parking activity against active permits.

The workflow supports adding, updating, and deleting multiple credential types under a single user profile. Daily HR imports and real-time badging updates help keep access records current, supported by weekly reconciliation to flag mismatches early and help keep badge and vehicle identification records aligned.

“Healthcare campuses run at a high pace, so parking access must also,” said Shai Lustgarten, CEO at OMNIQ Corp. “Our solutions connect identity, permitting, and garage access so that policies stay consistent across campuses. We appreciate the opportunity to expand this work following the success at Main and Fairview.”

The expansion positions one of the world’s largest health systems to standardize parking access and compliance workflows as it scales across additional campuses, with PERCS serving as the operational layer connecting identity, permitting, and garage access. By keeping HR and badging data synchronized, updating access in real time, supporting payroll deduction reporting, and using LPR monitoring at Fairview to flag unauthorized parking, the deployment is designed to reduce credential gaps and improve consistency across facilities as traffic demands grow.

ABOUT OMNIQ

At OMNIQ, we use patented and proprietary artificial intelligence (AI) technology to deliver machine vision image processing solutions, including data collection, real-time surveillance, and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications.

The technology and services we provide help our clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

Our principal solutions include hardware, software, communications, and automated management services, technical service, and support. Our highly tenured team of professionals has the knowledge and expertise to simplify the integration process for our customers. We deliver practical problem-solving solutions backed by numerous customer references.

Our customers include government agencies, healthcare, universities, airports, municipalities and more. We currently engage with several billion-dollar markets with double-digit growth, including the Global Safe City market and the Ticketless Safe Parking market.

Privacy and Data Security Commitment

OMNIQ solutions are built with strict privacy and data protection standards. All information is processed and stored within secure private networks that are not accessible to outside sources or unrelated departments. The system ensures that data is used only for authorized operational purposes and never for public tracking, third-party sharing, or external access. OMNIQ maintains full compliance with customer data policies and provides transparency and control to every participating organization.

For more information about OMNIQ Corp. and its innovative solutions, please visit www.omniq.com.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate,” “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at SEC.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Contact
IR@OMNIQ.COM